UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2014 (June 10, 2014)

KAR Auction Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032
(Address of principal executive offices) (Zip Code)
(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	The annual meeting of stockholders of KAR Auction Services, Inc. (the “Company”) was held on June 10, 2014.

(b)	At the meeting, the stockholders:

•    elected all 10 nominees for director on the Company's Board of Directors;

•    approved, on an advisory basis, the compensation of the Company’s executive officers named in the 2014 proxy statement, as disclosed therein;

•    approved the amendment and restatement of the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan; and

• ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2014.

The following are the final voting results for each of the four items voted on at the meeting.

1.	Election of Directors:

	Votes For	Votes Withheld	Broker Non-Votes
Ryan M. Birtwell	122,335,089	3,052,100	4,149,490
Brian T. Clingen	122,262,734	3,124,455	4,149,490
Donna R. Ecton	121,187,426	4,199,763	4,149,490
Peter R. Formanek	124,710,981	676,208	4,149,490
James P. Hallett	124,716,028	671,161	4,149,490
Mark E. Hill	124,766,854	620,335	4,149,490
Lynn Jolliffe	119,986,968	5,400,221	4,149,490
Michael T. Kestner	124,766,978	620,211	4,149,490
John P. Larson	124,766,159	621,030	4,149,490
Stephen E. Smith	124,766,880	620,309	4,149,490

2.	Advisory Vote on Named Executive Officer Compensation:

Votes For	Votes Against	Abstain	Broker Non-Votes
119,477,508	4,801,799	1,107,882	4,149,490

3. Approval of the amendment and restatement of the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan:

Votes For	Votes Against	Abstain	Broker Non-Votes
112,979,334	12,091,710	316,145	4,149,490

4.    Ratification of Appointment of KPMG LLP:

Votes For	Votes Against	Abstain	Broker Non-Votes
129,095,307	186,855	254,517	--

(c)	Not applicable.

(d)	Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2014	KAR Auction Services, Inc.

By: /s/ Rebecca C. Polak
Name: Rebecca C. Polak
Title: Executive Vice President, General Counsel and Secretary